UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Affirmation of Compliance with Nasdaq Shareholders Equity Requirement

As set forth in the pro forma balance sheet attached hereto as Exhibit 99.1, as a result of the below-described transactions, CIMG Inc. (the “Company”) hereby affirms that as of the date of this filing, its shareholders’ equity is approximately $49.52 million. Therefore, the Company believes that it has achieved compliance with, and it furthermore expects to comply on a long-term basis with, the Equity Requirement under Nasdaq Listing 5550(b)(1) (as defined and described below). The Company awaits Nasdaq’s confirmation that the Company has successfully evidenced that compliance.

Following a hearing held on August 14, 2025, the Nasdaq Hearings Panel issued a decision on September 2, 2025, granting the Company’s request to continue listing on The Nasdaq Stock Market, subject to the Company’s timely satisfaction of specified conditions, including (i) filing all required periodic reports and (ii) demonstrating compliance with the Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”), to be affirmed in a report to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before September 30, 2025.

In its effort to regain compliance with the Equity Requirement and subsequent to the quarter ended June 30, 2025 and through September 30, 2025, the Company completed the following unregistered issuances of equity securities, which collectively increased shareholders’ equity to approximately US $49.52 million:

●	On August 21, 2025, the Company entered into a Convertible Note Purchase Agreement with certain non-U.S. investors for an aggregate principal amount of US $4,000,000. The notes bear interest at 7% per annum, mature on August 31, 2026, and are convertible into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at US $0.24 per share. Holders converted their notes in full, and the Company issued an aggregate 8,333,333 shares of Common Stock on September 9, 2025 (the remaining conversion of 8,333,333 shares of Common Stock occurred in October 2025, as described below); and

●	On September 2, 2025, the Company closed a private offering of 220,000,000 shares of Common Stock to non-U.S. investors under a Securities Purchase Agreement dated August 25, 2025, for aggregate cash consideration of US $55 million (at US $0.25 per share). Of these shares, 148,100,000 shares of Common Stock were issued upon closing (the remaining issuances of 71,900,000 shares of Common Stock occurred in October 2025, as described below).

Subsequent Events After September 30, 2025 (Not Reflected in September 30, 2025 Balance Sheet)

After September 30, 2025, the Company completed additional equity issuances, including (i) the remaining 71,900,000 shares of Common Stock issued on October 29, 2025, pursuant to the Securities Purchase Agreement dated August 25, 2025, (ii) the remaining US $4 million note conversions, pursuant to which the Company issued 8,333,333 shares of Common Stock on October 30, 2025 and (iii) the full exercise of outstanding warrants on October 22, 2025, pursuant to which the Company issued 25,641,023 shares of Common Stock on October 30, 2025, generating gross proceeds of approximately US $10 million. These transactions are not reflected in the September 30, 2025 balance-sheet amounts but are disclosed herein as subsequent events.

The Company believes that the equity transactions completed through September 30, 2025 demonstrate compliance with the Equity Requirement and that subsequent events further strengthen its capital position and support continued listing on The Nasdaq Capital Market.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Company. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, please see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on July 30, 2025, as updated by the Company’s subsequent reports and filings with the SEC, both under the Exchange Act and the Securities Act of 1933, as amended. All information in this Current Report on Form 8-K is provided as of the date of the filing hereof, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Pro forma unaudited balance sheet of CIMG Inc. as of September 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: November 12, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer